Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196854 and 333-182615) and on Form S-1 (No. 333-220357) of BankGuam Holding Company of our report dated June 29, 2018 relating to the consolidated financial statements of BankGuam Holding Company appearing in the Annual Report on Form 10-K of BankGuam Holding Company for the year ended December 31, 2017.

/s/ Squar Milner LLP

San Diego, California

June 29, 2018